EXHIBIT 10(C)





                                SERVICE AGREEMENT

                                     between

                     SIMCLAR INTERNATIONAL HOLDINGS LIMITED
                Incorporated under the Companies Acts (Registered
                No. SC219243) and having its Registered Office at
              5 Albyn Place, Edinburgh (hereinafter referred to as
                                   "Simclar")

                                OF THE FIRST PART

                                       and

                       TECHDYNE INC, a Florida Corporation
                     (hereinafter referred to as "Techdyne")

                               OF THE SECOND PART
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                                             SERVICE AGREEMENT

                                             between

                                             SIMCLAR INTERNATIONAL HOLDINGS
                                             LIMITED incorporated under the
                                             Companies Acts (Registered No.
                                             SC219243) and having its Registered
                                             Office at 5, Albyn Place, Edinburgh
                                             (hereinafter referred to as
                                             "Simclar")

                                                               OF THE FIRST PART

                                             and

                                             TECHDYNE INC, a Florida Corporation
                                             (hereinafter referred to as
                                             "Techdyne")

                                                                   OF THE SECOND
                                                         PART

                                                        ------------------


ONE Techdyne hereby retains Simclar to provide certain management services (including but not limited to financial, administrative business development and operational matters) with respect to the business of Techdyne and its subsidiaries Lytton Incorporated and Techdyne (Europe) Limited. Simclar shall have no responsibility to advance or make any funds available for the operations of Techdyne nor shall Simclar or any of its employees sign any cheques, agreements, contracts or similar documents or instruments by, for or on behalf of Techdyne nor shall Simclar have any supervisory or managerial responsibilities or obligations on behalf of Techdyne with respect to any of the operations of Techdyne all of which shall be the sole responsibility of Techdyne except to the extent that such Simclar personnel are also officers and/or Directors of Techdyne and authorised by Techdyne to sign cheques for Techdyne or are otherwise employed by Techdyne in a managerial capacity but any act by such employee, officer or Director of Techdyne shall not be that of Simclar nor shall any liability for any act or omission of such person be deemed directed by or attributable to Simclar.


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                                       2


TWO The period of this Agreement shall be two years from Sixteenth July 2001 ("the Effective Date") but declaring that either party may give not less than sixty days written notice to the other of its intention to terminate the Agreement provided always that the party wishing to terminate is not in default of any of its obligations under this Agreement.

THREE In respect of the services to be performed by Simclar as provided herein, Techdyne agrees to and shall pay to Simclar Three Hundred and Thirty Six Thousand Dollars ($336,000) per annum payable in equal monthly instalments of Twenty eight Thousand Dollars U.S. ($28.000) with the first payment due on First September 2001 (being a proportionate payment from the Effective Date) and thereafter each subsequent instalment shall be due and payable on the first day of each month with interest thereon at Five per centum per annum above the base lending rate of the Bank of Scotland from time to time in force if such instalments are not paid within fifteen days of the due date.

FOUR Responsibility for Techdyne and its operations remain solely with Techdyne and not with Simclar or its employees. The services to be performed by Simclar are not to be construed in any manner as binding Simclar or its employees to any liability or responsibility whatsoever relating to Techdyne and its activities and operations.

FIVE During the period of this Agreement officers or employees of Simclar who may co-operate or otherwise participate with Techdyne employees or personnel in providing the service contemplated herein shall be and shall remain an employee of Simclar and no employee of Techdyne who may participate with employees or personnel of Simclar in providing the said service shall be deemed to be an employee of or otherwise affiliated with Simclar. Nothing herein shall be construed as establishing a joint venture or partnership between Simclar and Techdyne.


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                                       3


SIX Should any Simclar personnel be reasonably required to travel to perform any of the services contemplated herein which travel shall be undertaken at the option of Simclar, Techdyne will reimburse Simclar for any out of pocket expenses properly and reasonably incurred in connection with such services and travel.

SEVEN This Agreement may be assigned by either party with the written consent of the other which consent will not be unreasonably withheld or delayed provided always that either party may assign its obligations hereunder to any holding or subsidiary company without requiring to obtain the consent of the other.

EIGHT This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assignees. Nothing in this Agreement whether expressed or implied is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto and their respective successors and assignees nor is anything in this Agreement intended to relieve or discharge the obligations or liabilities of any third person to any party to this Agreement nor shall any provision herein give any third party any other rights against any party to this Agreement.

NINE In the event of any dispute arising between the parties hereto as to the meaning or effect of any of the terms and conditions contained herein or as to the rights of the parties hereunder, such dispute shall be referred to a single arbiter mutually chosen or failing agreement appointed by the Sheriff of Lothian and Borders at Edinburgh and the cost of any such arbitration shall be in the award of the arbiter whose decision on any matter referred to him shall be final and binding.


TEN This Agreement shall be governed and construed in all respects in accordance with the law of Scotland and each of the parties hereto hereby irrevocably submit themselves to the jurisdiction of the Scottish courts: IN WITNESS WHEREOF